Exhibit 10.2

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is made as of July 31, 2012 by and between Iron Mountain Incorporated, a Delaware corporation (the “Investor”), and Crossroads Systems, Inc., a Delaware corporation (the “Company”).

RECITALS

A.           The Company desires to issue and sell, the Investor desires to purchase from the Company, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

B.           As an inducement to the Investor to purchase the shares of Common Stock from the Company at the closing pursuant to this Agreement, (i) the parties have agreed to execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide the Investor certain registration rights under the Securities Act and applicable state securities laws; and (ii) the Company and Iron Mountain Information Management, Inc., an Affiliate of the Investor (“IRM”), have become parties to certain agreements related to the sale and licensing of certain products, and the provision of certain services, by the Company to IRM.

In consideration of the terms and conditions contained in this Agreement and the parties’ mutual agreement upon the Other Agreements, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I. GENERAL DEFINITIONS

Section 1.1           Defined Terms. Capitalized terms, when used herein, shall have the following meanings if not otherwise defined herein:

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent or more of any class of voting Capital Stock of such Person; or (c) ten percent or more of the voting Capital Stock of which is directly or indirectly beneficially owned or held by the Person in question. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, in no event shall the Investor be deemed an Affiliate of the Company for the purposes of this Agreement.

“Agreement” means this Securities Purchase Agreement, including all exhibits and schedules, as the same may be from time to time amended, modified or supplemented.

“Capital Stock” means corporate stock and any and all shares, partnership interests, limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership or another entity).

“Closing” means the closing of the purchase and sale to the Investor of the Shares and the transactions contemplated by this Agreement. The Closing will take place at the offices of the Company at 10:00 a.m. on the Closing Date, or as otherwise agreed by the parties.

“Closing Date” means the later of the date of this Agreement, or such other date as the parties agree following the satisfaction of the conditions to closing set forth in this Agreement.

“Common Stock” has the meaning set forth in Recital A.

“Company” means Crossroads Systems, Inc., a Delaware corporation.

“Company Balance Sheet” has the meaning set forth in Section 3.3.

“Company Financial Statements” means the financial statements of the Company, including the notes thereto, included in the Company SEC Documents.

“Company SEC Documents” has the meaning set forth in Section 3.2.

“DRS” means the Direct Registration System maintained by the transfer agent for the Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“GAAP” means United States generally accepted accounting principles as in effect at the time to which the related reference to such principles pertains.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, Permit, certificate, license, authorization or other directive or requirement of any Governmental Authority.

“Intellectual Property” means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, mask works, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights and all comparable items.

“Investor” means Iron Mountain Incorporated, a Delaware corporation, and its successors and permitted assigns.

“Lien” means any lien, mortgage, interest, security interest, tax lien, financing statement, pledge, charge, hypothecation or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

“Lockup Expiration Date” means the one-year anniversary of the Closing Date.

“Material Adverse Effect” means any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect on (a) the prospects, business, operations, assets, liabilities or financial condition or performance of the Company and its Subsidiaries, taken as a whole; or (b) the validity or enforceability of this Agreement or any of the Other Agreements or the transactions contemplated by this Agreement or any of the Other Agreements.

“Material Contracts” means, as to any Person, any agreement filed or required to be filed with the SEC pursuant to applicable securities law.

“Other Agreements” means the Registration Rights Agreement and any other agreements, instruments and documents, whether heretofore, now or hereafter executed by or on behalf of the Company or its shareholders and delivered to the Investor with respect to this Agreement, the Registration Rights Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

“Permit” means any permit, certificate, approval, order, license or other authorization.

“Person” means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Property” means property or assets of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date, as applicable.

“Purchase Price” means the per share purchase price for the Common Stock of $5.15.

“Registration Rights Agreement” has the meaning set forth in Recital B.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Shares” has the meaning set forth in Section 2.1.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is, at the time, directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

“Transfer” has the meaning set forth in Section 2.2(b).

ARTICLE II. TRANSACTION AND COVENANTS

Subject to the terms and conditions hereof, the Investor and the Company agree to the following:

Section 2.1           Sale and Purchase of Shares. At the Closing, the Company agrees, upon payment by the Investor to the Company of the aggregate Purchase Price in immediately available funds by wire transfer, or by other form of payment acceptable to the Company, equal to $3,000,000, to issue and sell issue to the Investor, and the Investor agrees to purchase from the Company, 582,524 shares of Common Stock (the “Shares”). At the Closing, the Company shall deliver to the Investor evidence of the notation in the DRS of the Shares in the name of the Investor in form satisfactory to the Investor.

Section 2.2          Certain Transfer Restrictions.

(a)          Until the Lockup Expiration Date, neither the Investor nor any other holder of the Shares shall Transfer (as defined in Section 2.2(b) below) any Shares or any portion thereof or any interest therein without the prior written consent of the Company, which may be granted at the Company’s sole discretion. Any Transfer of Shares not made in compliance with the provisions of this Section 2.2 shall not be valid or have any force or effect. Shares which are Transferred in compliance with this Section 2.2 shall thereafter continue to be subject to all restrictions on Transfer and all other agreements, provisions, terms and conditions which are contained in this Agreement and the Other Agreements. As a condition to any such Transfer, any Person to whom Shares are so Transferred shall execute and deliver whatever documents are deemed reasonably necessary by the Company to evidence such party's interest in, acceptance of and agreement with, the terms and provisions of this Agreement and the Other Agreements. Notwithstanding the foregoing, the Investor and any Holder shall be permitted to Transfer the Shares, or any portion thereof, to Iron Mountain Incorporated or any wholly owned subsidiary, direct or indirect, of Iron Mountain Incorporated, so long as Iron Mountain Incorporated retains ownership of the subsidiary, upon prior written notice to the Company and such Transferee’s written agreement to be bound by this Agreement.

(b)          “Transfer” shall mean any transfer, sale, assignment, pledge, encumbrance or other disposition of securities, irrespective of whether any of the foregoing are effected voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death.

(c)          Each certificate or other instrument evidencing the Shares and each certificate or other instrument issued in exchange for or upon the Transfer of any such Shares, so long as such Shares are restricted by this Agreement after such Transfer, shall bear a legend in substantially the following form:

“THE RIGHT TO SELL, TRANSFER OR OTHERWISE DISPOSE OF OR PLEDGE THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON THE TRANSFER AND RESALE OF THESE SECURITIES SET FORTH IN A SECURITIES PURCHASE AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS AND ITS REGISTERED OFFICE”;

and appropriate transfer restrictions will be affixed to any notation in the DRS for any such Shares.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that the following statements are true, correct and complete as of the date hereof and as of the Closing Date, unless another time is specified:

Section 3.1          Corporate Existence and Authority. Each of the Company and its Subsidiaries (a) is an entity, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite corporate or other power and authority to own its Properties and carry on its business as now being and as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business or the ownership of its assets makes such qualification necessary. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements to which it is or may become a party.

Section 3.2           SEC Documents; Financial Statements. Except with respect to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2012, the Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since August 30, 2011 (the forms, statements, certifications, reports and documents filed or furnished since such date, including any amendments thereto, the “Company SEC Documents”). Each of the Company SEC Documents, at the time of its filing or being furnished complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and any rules and regulations promulgated thereunder applicable to the Company SEC Documents. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company has made available to the Investor copies of all material correspondence between the SEC and the Company since January 1, 2010. As of the date of this Agreement, there are no material outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents.

Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Documents (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company SEC Documents filed after the date hereof, will fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the statements of consolidated income, cash flows and stockholders’ equity included in or incorporated by reference into the Company SEC Documents (including any related notes and schedules) fairly presents in all material respects, or in the case of Company SEC Documents filed after the date hereof, will fairly present in all material respects the financial position, results of operations and cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and year-end adjustments), in each case in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as may be noted therein and in compliance with, in all material respects, applicable accounting requirements and the rules and regulations of the SEC.

Section 3.3           Absence of Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, other than those liabilities and obligations (a) set forth or adequately provided for in the Condensed Consolidated Balance Sheets or in the related Notes to the Condensed Consolidated Financial Statements included in Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2012 (the “Company Balance Sheet”), (b) those incurred in the ordinary course of business consistent with past practice and not required to be set forth in the Company Balance Sheet under GAAP, and (c) those incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet and not reasonably likely to have a Material Adverse Effect.

Section 3.4           Corporate Action; No Breach. The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Other Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby and to issue and sell the Shares, in accordance with the terms hereof. The execution, delivery, and performance by the Company of this Agreement and the Other Agreements to which it is a party or may become a party and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Shares), have been duly authorized by the Board of Directors of the Company and no further consent or authorization of Board of Directors of the Company or its stockholders is required. The execution, delivery and performance by the Company of this Agreement and the Other Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with, or constitute or result in a breach of (whether through notice or lapse of time) or require any consent under (i) the Certificate of Incorporation of the Company, the By-laws of the Company, or any other organizational documents of the Company or any amendments to any of the foregoing; (ii) any Governmental Requirements or any order, writ, injunction, or decree of any Governmental Authority or arbitrator; or (iii) any Material Contract to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their Property is bound or subject; or (b) constitute a default (whether through notice or lapse of time) under any such Material Contract, or result in the creation or imposition of any Lien upon any of the revenues or Property of the Company or its Subsidiaries; except, in the case of clause (a)(iii), for such violations, conflicts, breaches or failures to obtain consents that have not had and could not reasonably be expected to have a Material Adverse Effect, and, in the case of clause (b), for such defaults or Liens that have not had and could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Shares shall have been duly and validly authorized and when issued and sold in compliance with the terms of this Agreement, will be validly issued, fully-paid and nonassessable and, except as otherwise provided by this Agreement, free of all Liens directly in favor of the Company and shall not be subject to any preemptive rights or similar rights, however designated, whether by statute, contract directly with the Company or otherwise.

Section 3.5           Operation of Business. The Company and its Subsidiaries possess, and as of the Closing Date will possess, all material Permits, franchises, licenses and authorizations necessary or appropriate to conduct their respective businesses substantially as now conducted, and no suspension or cancellation of any such material licenses, Permits, franchises, certificates, orders, approvals or authority is pending or, to the Company’s knowledge, threatened; and the transactions contemplated by this Agreement and/or the Other Agreements will not cause any cancellation or suspension or have any effect upon any of such licenses, Permits, franchises, certificates, orders, approvals or authority.

Section 3.6           Intellectual Property. Schedule 3.6 attached hereto sets forth a complete and accurate listing of all the Intellectual Property of the Company and its Subsidiaries. The Company owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use all such Intellectual Property in connection with the conduct of its business as now operated (and, except as set forth in Schedule 3.6 hereto, to the best of the Company’s knowledge, as presently contemplated to be operated in the future). There is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3.6 hereto, to the best of the Company’s knowledge, as presently contemplated to be operated in the future). To the best of the Company’s knowledge, the Company or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any Person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. Except as set forth in Schedule 3.6 hereto, the Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to its or its Subsidiaries’ Intellectual Property. The Company and each of its Subsidiaries have taken reasonable security measures to protect the confidentiality of the material information the Company deems confidential.

Section 3.7           Litigation. Except as otherwise disclosed in the Company SEC Documents, there is no action, suit, investigation or proceeding before or by any court, Governmental Authority, or arbitrator pending, or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, that could reasonably be expected to, if adversely determined, have a Material Adverse Effect or could adversely affect the ability of the Company or any of its Subsidiaries to pay and perform its obligations hereunder or under the Other Agreements.

Section 3.8           Enforceability. This Agreement and the Other Agreements to which the Company is or will become a party have been duly and validly executed and delivered by the Company, and this Agreement and the Other Agreements constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights; (b) laws and judicial decisions regarding indemnification for violations of U.S. federal securities laws; (c) the availability of specific performance or other equitable remedies; and (d) with respect to any indemnification agreements set forth herein or therein, principles of public policy.

Section 3.9           Approvals. No authorization, approval, or consent of, and no filing or registration with, or notice to, any court, Governmental Authority or third party is or will be necessary for the execution, delivery or performance by the Company of this Agreement or the Other Agreements to which the Company is a party or for the validity or enforceability thereof.

Section 3.10         Taxes. The Company and each of its Subsidiaries have filed all material tax returns (federal, state, local and foreign) required to be filed (subject to allowable extensions), including all income, franchise, employment, property, and sales and use tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, and there are no pending or, to the knowledge of the Company, threatened investigations of the Company or any of its Subsidiaries by any taxing authority or of any pending but unassessed tax liability of the Company or any of its Subsidiaries, other than with respect to taxes in an aggregate amount as to which would not, if an adverse determination is made with respect to such taxes, have a Material Adverse Effect. No tax Liens have been filed and no claims are being asserted against the Company or any of its Subsidiaries or any of their Affiliates, with respect to any taxes. None of the income tax returns of the Company or any of its Subsidiaries or any of their Affiliates are under audit. The charges, accruals and reserves on the books of the Company and each of its Subsidiaries in respect of taxes or other governmental charges are in accordance with GAAP.

Section 3.11         Capitalization; Subsidiaries. As of July 26, 2012, the authorized capital stock of the Company consists of 100,000,000 shares, of which (a) 75,000,000 shares are Common Stock, of which 11,075,318 shares are issued and outstanding, and 1,840,238 shares are reserved for issuance pursuant to the Company’s 2010 Stock Incentive Plan (the “2010 Plan”) (subject to adjustments as provided for in the 2010 Plan)(under which, stock options to purchase 1,043,971 shares of Common Stock are granted and outstanding) and 998,096 shares are reserved for issuance upon exercise of Common Stock warrants; (b) 25,000,000 shares are preferred stock, par value $0.001 per share, of which none are issued and outstanding and 175,000 shares have been designated as Series A junior participating preferred stock in connection with the Company’s shareholder rights plan. Options to purchase 1,045,138 shares of Common Stock remain granted and outstanding under the Company’s expired 1999 Stock Incentive Plan (the “1999 Plan”). All of such outstanding shares of Capital Stock are duly authorized, validly issued, fully paid and nonassessable. No shares of Capital Stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Lien directly in favor of the Company imposed through the actions or failure to act of the Company. Except as described in the previous sentences of this Section 3.11 (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares, and the Company is not currently contemplating any issuances of its debt or equity securities which would trigger any such anti-dilution or price adjustment provisions. None of the Company or any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth in the Company’s certificate of incorporation or the Company’s bylaws or this Agreement, there are no agreements or understandings to which the Company is a party with respect to the voting of any Shares or which restrict the transfer of any such shares, nor as of the date of this Agreement does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares. The Company owns all of the Capital Stock of its Subsidiaries. A complete list of the Company’s Subsidiaries is attached hereto as Schedule 3.11.

Section 3.12         Agreements. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, document or instrument binding on it or its Properties, except for instances of noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.13         Compliance with Laws. None of the Company or any of its Subsidiaries is in violation of any Governmental Requirement, except for instances of non-compliance that, individually or in the aggregate, could not have a Material Adverse Effect. The Company and each of its Subsidiaries have complied, and will comply with, all material requirements of applicable federal, state, local and foreign laws, and regulations thereunder, including federal and state securities laws.

Section 3.14         Material Contracts. Each of the Material Contracts to which the Company or any Subsidiary is a party constitutes valid and binding obligations of the Company or its Subsidiary that is a party thereto and is in full force and effect, and none of the Company or any of its Subsidiaries is in material default under any Material Contract and, to the knowledge of the Company after due inquiry, no other Person that is a party thereto is in default under any of the Material Contracts. None of the Material Contracts prohibit the transactions contemplated under this Agreement and the Other Agreements.

Section 3.17         Registration Rights. Other than pursuant to the Registration Rights Agreement and that certain Registration Rights Agreement, dated as of October 23, 2010, by and between the Company and the purchasers party thereto, the Company is not under any contractual obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

Section 3.18         Environmental Matters. The Company never has been to its knowledge, and is not in, material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge, by any other Person on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

Section 3.19         Rights in and Sufficiency of Properties. The Company and its Subsidiaries hold no title in fee simple to any real property. The Company and each of its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their respective Properties reflected in the Company Financial Statements, except for goods sold in the ordinary course of business since the date of the most recent of such financial statements for each of them. The Company and each of its Subsidiaries own, and have good and marketable title to or valid leasehold interests in, all material Properties and assets, including furniture, fixtures, real property and equipment necessary to conduct their respective businesses, as conducted and to complete the transactions and fulfill the obligations contemplated hereby, and the Company each of its Subsidiaries is in material compliance with all leases which it has assumed or to which it is a party.

Section 3.20         Absence of Certain Changes. Since the date of the most recent Company Financial Statements and except as otherwise disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries has (a) suffered any change that has had, or could reasonably be expected to have, a Material Adverse Effect; (b) contracted for the purchase of any material capital assets or paid any capital expenditures (other than in the ordinary course of business); (c) incurred any material indebtedness for borrowed money or issued or sold any debt securities; (d) incurred or discharged any liabilities or obligations, except in the ordinary course of business; (e) paid any material amount on any indebtedness prior to the due date, or forgiven or canceled any debts; (f) mortgaged, pledged or subjected to any Lien any of its material properties or assets; (g) suffered any damage or destruction to or loss of any assets or Property (whether or not covered by insurance) that has had, or could reasonably be expected to have, a Material Adverse Effect; (h) acquired or disposed of any assets, except in the ordinary course of business; (i) written up or written down the carrying value of any of its assets; (j) changed any accounting principles, methods or practices previously followed or changed the costing system or depreciation methods of accounting for its assets; (k) lost or terminated the relationship with any officer or material customer or supplier, which termination or change has had, or could reasonably be expected to have, a Material Adverse Effect; (l) formed or acquired or disposed of any interest in any corporation, partnership, joint venture, limited liability company or other entity; (m) except in the ordinary course of business consistent with past practice and otherwise in accordance with the 1999 Plan and the 2010 Plan, issued any Capital Stock or other securities or any rights, options or warrants with respect thereto, except as contemplated hereby; (n) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed any shares of its Capital Stock; (o) amended or adopted any employee benefits or plans relating thereto; (p) experienced any union organizing effort or strike problems with labor or management in connection with terms and conditions of employment; (q) suffered any material damage, destruction or casualty loss; or (r) committed to do any of the foregoing or entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that has had, or could reasonably be expected to have, a Material Adverse Effect.

3.21         Certain Transactions. None of the directors, executive officers, holders of more than 5% of any class of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons, is presently a party to any transaction with the Company or a Subsidiary (other than for services as officers or directors), which would require disclosure under Item 404(a) of SEC Regulation S-K.

3.22         ERISA. Schedule 3.22 sets forth all employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied with all applicable laws for any such employee benefit plan.

3.23         Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. Except as set forth on Schedule 3.23, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. Except as set forth on Schedule 3.23, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company. The Company has not received any notice alleging that any such violation has occurred. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

3.24         Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.25         Internal Accounting Controls. The Company and has not received, orally or in writing, any adverse notification (including any “management letters”) from its auditors relating to the Company’s internal financial controls and procedures. To the Company’s knowledge, it maintains internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and such internal control over financial reporting is effective.

3.26         Books and Records. The books of account, ledgers, order books, records and documents of the Company and each of its Subsidiaries taken as a whole accurately and completely reflect all material information relating to the business of the Company and its Subsidiaries, the location and collection of their respective assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any of its Subsidiaries.

3.27         Assumptions or Guaranties of Indebtedness of Other Persons. Except as set forth on Schedule 3.27 attached hereto, neither the Company nor any of its Subsidiaries has assumed, guaranteed, endorsed, or otherwise become directly or contingently liable on, any Indebtedness or any other agreement of any other person.

3.28         Investments in Other Persons. Except as set forth in Schedule 3.28 attached hereto, neither the Company nor any of its Subsidiaries has made any loan or advance to any person which is outstanding, nor is it committed or obligated to make any such loan or advance, nor does the Company or any of its Subsidiaries own any capital stock, assets compromising the business of, obligations of, or any equity, ownership or other interest in, any person.

3.29         Disclosure. All information and statements made by the Company relating to or concerning the Company or any of its Subsidiaries, officers, directors, employees, customers or clients (including, without limitation, all information regarding the Company’s internal financial accounting controls and procedures) set forth in this Agreement is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV. REPRESENTATIONS, WARRANTIES AND ADDITIONAL AGREEMENTS OF THE INVESTOR

The Investor represents and warrants to the Company that the following statements are true, correct and complete as of the date hereof and as of the Closing Date, unless another time is specified:

Section 4.1           Organization. The Investor is duly organized and validly existing under the laws of the jurisdiction of its organization.

Section 4.2           Corporate Power. The Investor has the corporate power and authority to execute and deliver this Agreement and the Other Agreements, to own the Shares, and to carry out the transactions contemplated by this Agreement and the Other Agreements.

Section 4.3           Authorization. All corporate action on the part of the Investor necessary for (a) the authorization, execution, delivery and performance of this Agreement and the Other Agreements by the Investor; and (b) the performance of all of the Investor’s obligations hereunder and under the Other Agreements has been taken. This Agreement, the Other Agreements and all documents executed pursuant hereto or thereto are valid, legal and binding obligations of the Investor, enforceable according to their respective terms, except as may be limited by enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights and general principles of equity that restrict the availability of equitable or legal remedies.

Section 4.4           Investment Representations. The Investor (a) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act; (b) has such knowledge, skill and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for the Investor; (c) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Company concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of the Investor; and (d) is in a financial position to hold the Shares for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company. The Investor is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.

Section 4.5           Restrictions on Transferability. The Investor understands that because the Shares have not have been registered under the Securities Act, the Investor cannot dispose of any or all of the Shares unless they are subsequently registered under the Securities Act or exemptions from registration are available. The Investor acknowledges and understands that, except as provided in the Registration Rights Agreement, it has no registration rights. Although it may be possible in the future to make limited public sales of the Shares without registration under the Securities Act, Rule 144 is not now available and there is no assurance that it will become available for any purpose. By reason of these restrictions, the Investor understands that it may be required to hold the Shares for an indefinite period of time. The Investor understands that each certificate or other instrument representing the Shares will bear appropriate state “blue sky” legends and a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS”;

and appropriate transfer restrictions will be affixed to any notation in the DRS for any Shares.

ARTICLE V. COVENANTS OF THE COMPANY

In addition to the other agreements and covenants set forth herein, unless waived or consented to in writing by the Investor, the Company covenants as follows

5.1           Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Shares as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to the Investor at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to use an exemption from such qualification).

5.2           Reporting Status. The Company shall use its reasonable best efforts timely to file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

5.3           Corporate Existence. So long as the Investor beneficially owns any of the Shares, the Company shall maintain its corporate existence, except in connection with an amalgamation, consolidation, conversion or merger of the Company, any transfer of any or all or substantially all of the assets of the Company or any other strategic or business transaction at the discretion of the Company.

5.4           Sarbanes-Oxley Matters. When and if required to do so, the Company will comply with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) that are effective for the Company, and any and all applicable rules and regulations promulgated by the SEC thereunder. The Company shall implement such programs and shall take such steps reasonably necessary to provide for its future compliance (not later than the relevant statutory and regulatory deadline therefor) with all provisions of Section 404 of the Sarbanes-Oxley Act that may or shall become applicable to the Company. Nothing in this Section 5.4 shall defer, delay, obstruct or prevent the Company from using any safe harbor, grace period or reporting company status which permits the Company to avoid compliance with any or all of the provisions of Sarbanes-Oxley and the rules and regulations promulgated thereunder.

5.5           No Integration. The Company shall not make any offers or sales of any security (other than the Shares) under circumstances that would cause the offering and sales of the Shares pursuant to this Agreement to be integrated with another transaction in violation of Section 5 of the Securities Act.

5.6           Intellectual Property. Subject to the Company’s business judgment, each of the Company and each of its Subsidiaries shall use commercially reasonable efforts maintain in full force and effect all licenses and other rights to use Intellectual Property owned or possessed by it and deemed by the Company in its sole discretion to be necessary to the conduct of its business.

5.7            Taxes. The Company shall duly pay and discharge all material taxes or other material claims, which might become a lien upon any of its material property except to the extent that any thereof are being disputed in good faith appropriately contested with adequate reserves provided therefor.

The obligations under Sections 5.1 through 5.10 shall terminate upon the earliest to occur of (a) the Investor becomes eligible to sell the Shares pursuant to Rule 144 without restriction pursuant to such rule on the volume of securities that may be sold in any single transaction, assuming for this purpose that the Investor is not an affiliate of the Company, (b) the date on which the Investor and all of its Affiliates no longer own any of the Shares, or (c) the acquisition of the Company by another corporation or entity by sale of capital stock, consolidation, merger, or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction.

ARTICLE VI. CONDITIONS PRECEDENT

Section 6.1         Conditions to the Obligations of the Investor. The obligation of the Investor to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction of the following conditions precedent or execution and delivery to the Investor of the following agreements, documents or instruments, as the case may be:

(a)          Compliance with Laws. As of the Closing Date, the Company shall have complied with all Governmental Requirements necessary to consummate the transactions contemplated by this Agreement and the Other Agreements.

(b)          No Prohibitions. No Governmental Requirement shall prohibit the consummation of the transactions contemplated by this Agreement or any of the Other Agreements and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which seeks to, enjoin, prohibit, restrain or otherwise adversely affect in any material manner the consummation of the transactions contemplated by this Agreement or the Other Agreements or otherwise have a Material Adverse Effect.

(c)          Representations and Warranties. The representations and warranties made by the Company in this Agreement and the Other Agreements or that are contained in any certificate, document or financial or other statement of the Company furnished under or in connection with this Agreement or the Other Agreements shall be true and correct on and as of the Closing Date.

(d)          Registration Rights Agreement. The Registration Rights Agreement shall have been properly executed by the Company and delivered to the Investor.

(e)          Evidence of Shares. The Investor shall have received evidence of Crossroads’ instructions to the transfer agent for the Common Stock directing the transfer agent to issue the Shares in the name of the Investor in form and substance satisfactory to the Investor.

(f)          Due Diligence. The Investor shall have completed and been satisfied with the results of its due diligence review of the Company.

Section 6.2         Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction of the following conditions precedent or execution and delivery to the Company of the following agreements, documents or instruments, as the case may be:

(a)          Representations and Warranties. The representations and warranties made by the Investor in this Agreement and the Other Agreements or that are contained in any certificate or document of the Investor furnished under or in connection with this Agreement shall be true and correct on and as of the Closing Date.

(b)          No Prohibitions. No Governmental Requirement shall prohibit the consummation of the transactions contemplated by this Agreement or any of the Other Agreements and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which seeks to, enjoin, prohibit, restrain or otherwise adversely affect in any material manner the consummation of the transactions contemplated by this Agreement or the Other Agreements or otherwise have a Material Adverse Effect.

(c)          Payment of Purchase Price. The Company shall have received the aggregate Purchase Price from the Investor.

ARTICLE VII. MISCELLANEOUS

Section 7.1          Indemnification.

(a)          Except for the representations and warranties set forth in Sections 3.1, 3.4 and 3.11, which shall survive for the duration of their respective statute of limitations, the representations and warranties of the Company set forth in Section 3 hereof shall survive for 24 months following the Closing Date, notwithstanding any due diligence investigation conducted by or on behalf of the Investor. The representations and warranties of the Investor set forth in Section 4 shall survive the Closing for 24 months notwithstanding any due diligence investigation conducted by or on behalf of the Company.

(b)          The Company agrees to indemnify and hold harmless the Investor and all of its officers, directors, employees, agents and representatives from and against any and all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature (“Losses”), incurred by or imposed upon any such party arising as a result of or related to any actual breach by the Company of any of its representations, warranties set forth in Section 3 hereof or any of its covenants, agreements and obligations under this Agreement.

(c)          The Investor agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents for Losses arising as a result of or related to any actual breach by the Investor of any of its representations or warranties set forth in Section 4 hereof or any of its covenants, agreements and obligations under this Agreement.

(d)          Notwithstanding the foregoing: (i) no indemnifying party shall not be liable for any claim for indemnification or Losses associated therewith unless and until the aggregate amount of indemnifiable Losses which may be recovered from the indemnifying party equals or exceeds $50,000 (the “Basket”) after which the indemnifying party shall be liable, subject to the provisions hereof, for all Losses, including the initial $50,000 of Losses, and (ii) in no event shall the aggregate amount paid by an indemnifying party pursuant to this Section 7.1 exceed the purchase price of the Shares hereunder. For the avoidance of doubt the Basket shall not apply to Losses related to breaches of any agreements, covenants, representations or warranties set forth in the Registration Rights Agreement.

Section 7.2           Modification of Agreement; Assignment. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by the Investor and the Company. Without the prior written consent of the other party, no party hereto may sell, assign or transfer this Agreement, or any rights, titles, interests, remedies, powers, obligations and/or duties hereunder, provided, however, that nothing in this Agreement shall defer, delay, obstruct or prevent any amalgamation, consolidation, conversion or merger of the Company, any transfer of any or all or substantially all of the assets of the Company or any other strategic or business transaction at the discretion of the Company.

Section 7.3           Expenses. Except as set forth in the Other Agreements, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement and the Other Agreements.

Section 7.4           Waiver by the Investor. The Investor’s failure, at any time or times hereafter, to require performance by the Company of any provision of this Agreement shall not waive, affect or diminish any right of the Investor thereafter to demand compliance and performance therewith. Any suspension or waiver by the Investor of a breach under this Agreement or the Other Agreements shall not suspend, waive or affect any other breach by the Company under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether it is of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Company or its Subsidiaries contained in this Agreement or the Other Agreements and no breach by the Company under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by the Investor, unless such suspension or waiver is by an instrument in writing signed by an officer of the Investor and directed to the Company specifying such suspension or waiver.

Section 7.5           Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 7.6           Parties. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Investor.

Section 7.7           No Fiduciary Relationship. The Investor has no fiduciary or other special relationship with the Company, and no term or condition of the Agreement or the Other Agreements shall be construed so as to deem the relationship between the Company and the Investor, to be such. No joint venture or partnership is created by this Agreement between the Company and the Investor.

Section 7.8           Entire Agreement. This Agreement, the Other Agreements and any documents referred to herein or therein constitute the entire agreement of the parties.

Section 7.9           Equitable Relief. The Company recognizes that, in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, any remedy of law may prove to be inadequate relief to the Investor; therefore, the Company agrees that the Investor, if the Investor so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 7.10         Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas, and each of the parties consents to the jurisdiction of the courts of the State of Texas (and of the appropriate appellate courts) and waives any objection to venue laid therein.

Section 7.11         Notices. All notices, requests, consents, approvals or demands to or upon the respective parties hereto shall be given or made to each party at the address set forth for such party under “Address for Notices” specified below such party’s name on the signature page to this Agreement. Unless otherwise specified herein, all such notices, requests, consents, approvals and demands given or made in connection with the terms and provisions of this Agreement shall be deemed to have been given or made when personally delivered, or, if mailed, upon the earlier of actual receipt by the addressee or three days after sent by registered or certified mail, postage prepaid, or, in the case of overnight courier service (which may be utilized hereunder), when delivered by the overnight courier company to the respective address specified above, or, in the case of telecopy or facsimile transmission (which may be utilized hereunder), within the first business hour (9:00 a.m. to 5:00 p.m., local time for the recipient, on any business day) after receipt by the respective addressee. Any party may change the address or transmission number to which notices shall be directed hereunder by giving ten (10) days written notice of such change to the other party.

Section 7.12         Confidential Treatment. Each party agrees that it will not, and the Company will not permit any Subsidiary to, without the prior written consent of the other party, issue or publish a press release, tombstone or other similar announcement or publication relating to this Agreement or the Other Agreements or the transactions contemplated hereby or thereby, prior to or after the Closing Date, unless they or it are required to do so by the order of any court or administrative agency or in accordance with applicable law; provided, however, that the disclosing party will deliver to the Company or the Investor, as applicable, written notice of any intention or obligation of any disclosing party to deliver or provide a copy of this Agreement or any other related agreement or any term or provision hereof or thereof to any Governmental Authority at least two business days prior to, or such lesser time as is practicable given the date upon which such Governmental Authority first requires delivery, the initial date upon which any such delivery or provision occurs and the disclosing party shall use all reasonable efforts to redact or delete from such copy or such term or provision such terms or provisions or language relating to confidential information as may be requested by the Company or the Investor, as applicable, to be so redacted or deleted before the same is so delivered or provided.

Section 7.13         Counterparts. This Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which collectively constitute one agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. A facsimile or photocopy of an executed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 7.14         Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement and the Other Agreements.

Section 7.15         Termination. This Agreement may be terminated (a) by the Investor by written notice to the Company given prior to the Closing (i) in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto, (ii) upon the occurrence of an event having a Material Adverse Effect, or (iii) if the Closing has not been consummated on or prior to 5:00 p.m., Central time, on the day that is the thirtieth (30th) day following the date of this Agreement (the “Outside Date”) and (b) by the Company upon notice to the Investor prior to the Closing; provided, however , that the right to terminate this Agreement under this Section 7.15 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 7.15 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the Other Agreements. Upon a termination in accordance with this Section, the Company and the Investor shall not have any further obligation or liability (including arising from such termination) to the other.

[Signature page follows.]

IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed and delivered as of the day and year first written above.

THE INVESTOR:

Iron Mountain Incorporated

By:	/s/ C. Richard Reese
Name:	C. Richard Reese
Title:	Chairman & CEO

Address for Notices:

745 Atlantic Avenue
Boston, Massachusetts 02111
Attn: General Counsel: Ernest W. Cloutier
Fax: (617) 451-0409

THE COMPANY:

Crossroads Systems, Inc.

By:	/s/ Brian Bianchi
Name:	Brian Bianchi
Title:	COO
Address for Notices:

11000 North MoPac Expressway
Austin, Texas 78759
Attn: Jennifer Crane
Telecopy: (512) 349-0304